                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                            November 19, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

                                   EXHIBIT A




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS-MITF MPS-78                               216655   2-60138    811-1777
DEFINED ASSET FUNDS-MITF MPS-263                              320804   2-81057    811-1777

DEFINED ASSET FUNDS-MITF MSS D                                737757   2-88883    811-1777

DEFINED ASSET FUNDS-MITF ITS-163                              780838   33-36446   811-1777


DEFINED ASSET FUNDS-MPS-314 DAF                               781821   33-49715   811-2295


DEFINED ASSET FUNDS- IS-194 DAF                               803877   33-49711   811-1777
DEFINED ASSET FUNDS- IS-211 DAF                               804006   33-55243   811-1777


DEFINED ASSET FUNDS-CIF IS-15                                 843857   33-45051   811-2295


DEFINED ASSET FUNDS-MITF MSS-14                               881840   33-48901   811-1777


DEFINED ASSET FUNDS-ITS-46 DAF                                883657   33-49645   811-2295

DEFINED ASSET FUNDS-MPS-320 DAF                               893500   33-60603   811-2295

DEFINED ASSET FUNDS-IS 21 DAF                                 895582   33-49619   811-2295


DEFINED ASSET FUNDS- MSS-45 DAF                               895632   33-49901   811-1777
DEFINED ASSET FUNDS- MSS-46 DAF                               895633   33-49955   811-7777
DEFINED ASSET FUNDS- MSS-96 DAF                               924280   33-61419   811-1777

DEFINED ASSET FUNDS- MPS 561 DAF                              924302   33-60963   811-1777

DEFINED ASSET FUNDS-MUNICIPAL STATE SERIES 3                  944712   33-59023   811-2537

DEFINED ASSET FUNDS- MSS-216 DAF                              947078   333-0962   811-1777

TOTAL:   18 FUNDS
